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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


         Date of Report: February 3, 1998 - Commission File No. 0-17746
                         ----------------                       -------


                         SAFE AID PRODUCTS INCORPORATED
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             (Exact name of Registrant as specified in its Charter)




          Delaware                                          22-2824492
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   (State or other jurisdiction of                     (IRS Employer ID No.)
    incorporation or organization)


   c/o Lazer, Aptheker, Feldman,
       Rosella & Yedid, LLP
       225 Old Country Road
       Melville, New York                                    11747
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   (Address of principal executive                         (Zip Code)
    offices)


   Registrant's telephone number,
   including area code:                                   (516) 364-3887
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Item 5.  Other Events
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     On January 30, 1998, Safe Aid Products Incorporated ("Safe Aid") held a
Special Meeting of Stockholders whereby the necessary number of shares required by statute and Safe Aid's Certificate of Incorporation where voted by the stockholders of Safe Aid in favor of the following four (4) items;

      1. To amend Safe Aid's Certificate of Incorporation to effectuate a ten-for-one reverse stock split of Safe Aid's common stock ("Reverse Split");

      2. To amend Safe Aid's Certificate of Incorporation to increase the authorized common stock to 999,999,000 shares of common stock ("Common Stock Amendment");

      3. To amend Safe Aid's Certificate of Incorporation to change Safe Aid's name to "Safe Technologies International, Inc." ("Name Change Amendment"); and

      4. To approve and adopt a merger agreement (the "Merger Agreement") dated August, 1997 between Safe Aid and Intelligence Network International, Inc. ("INI") and the transactions contemplated thereby.


     The Certificate of Amendment to Safe Aid's Certificate of Incorporation of Safe Aid will become effective at 9:00 a.m., New York time, on Monday, February 9, 1998.

     Additionally, on Monday, February 9, 1998, Safe Aid will consummate the merger with INI pursuant to the terms of the Merger Agreement by filing a Certificate of Merger with the Delaware Secretary of State and Articles of Merger with the Florida Secretary of State.





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                                   Signatures
                                   ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            SAFE AID PRODUCTS INCORPORATED


                                            By: /s/ Stanley Snyder
                                               --------------------------
                                                Stanley Snyder, President


Dated: February 3, 1998